Exhibit 10.2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COMMITMENT TO SERVICES AGREEMENT
THIS COMMITMENT TO SERVICES AGREEMENT (this “Agreement”) is effective as of July 17, 2015 (the “Effective Date”), by and between SCYNEXIS, Inc., a Delaware corporation (“Scynexis”), and Accuratus Lab Services, Inc., a Delaware corporation (“Company”). Scynexis and Company are each sometimes referred to herein as a “Party” and together as the “Parties.”
WHEREAS, pursuant to that certain Asset Purchase Agreement by and between Scynexis and Company dated as of July 17, 2015 (the “Purchase Agreement”), Company acquired certain of Scynexis’ assets relating to its service business; and
WHEREAS, Scynexis wishes to engage Company to perform certain contract research and development services in the fields of animal health and pharmaceuticals, in each case upon the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the promises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree and covenant as follows:
1.Definitions. Unless otherwise specified, capitalized terms used herein but not defined shall have their respective meanings contained in the Purchase Agreement. Terms set forth below in this Section 1 shall have the meanings identified below.
1.1    “Affiliate” means any entity controlling, controlled by or under common control with either Party hereto. For purpose of this definition, “control” shall mean the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by ownership of over fifty percent (50%) of the equity capital, the outstanding voting securities or other ownership interest of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity, or by contract or otherwise. In the case of non-stock organizations, the term “control” shall mean the power to control the distribution of profits.
1.2    “Applicable Law” means any supra-national, federal, state or local law, statute or ordinance, or any order of or rule, regulation, or published guidelines or pronouncements having the effect of law promulgated by any Regulatory Agency, including cGMPs, applicable to the Services that may be in effect from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

1.3    “Confidential Information” of a Party means all information disclosed by or on behalf of such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) under this Agreement, whether disclosed in oral, written, graphic, or electronic form; provided that Confidential Information shall not include any information which (a) is or becomes generally known to the public through no fault of the Receiving Party, (b) was known to the Receiving Party at the time it was disclosed as evidenced by written records at the time of such disclosure or (c) was independently developed by the Receiving Party without the use of other Confidential Information or Intellectual Property of the Disclosing Party. In addition, Company’s Confidential Information includes: (i) all “Confidential Information” (as defined in the Purchase Agreement) that is included in the Purchased Assets under the Purchase Agreement, (ii) all information related to the configuration and design of the Facility and (iii) regulatory communications relating to the Purchased Assets and the Business. All Service IP (as defined in Section 7.2) and records of the Services created and maintained by Company under Section 2.3 shall be deemed Confidential Information of Scynexis.
1.4    “Current Good Manufacturing Practices” or “cGMP” shall mean the current good manufacturing practice as set forth in the FD&C Act and applicable regulations promulgated thereunder by the FDA, as may be amended from time to time, as well as current good manufacturing practices applicable to a Product or the making thereof at the manufacturing facility, set forth by any governmental authority.
1.5    “FDA” shall mean the United States Food and Drug Administration, and any successor thereto.
1.6    “FD&C Act” means the United States Food Drug and Cosmetic Act, as amended, and includes the rules and regulations promulgated thereunder.
1.7    “Intellectual Property” shall mean all U.S. and foreign: (i) patents and patent applications, including continuations, divisionals, renewals, extensions, provisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon; (ii) trademarks, service marks, trade names, logos, service names, brand names and trade dress rights, whether registered or unregistered, and all registrations and applications to register any of the foregoing with any agency or authority; (iii) copyrights and mask work rights, whether registered or unregistered, and all applications, registrations and renewals thereof; (iv) Internet domain name registrations and applications therefor; (v) inventions, trade secrets and similar proprietary information, whether patentable or unpatentable and whether or not reduced to practice, including all confidential formulae, processes, know-how, technical and clinical data, shop rights, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information and any media or other tangible embodiment thereof

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

and all descriptions thereof; and (vi) any similar or equivalent rights to any of the foregoing (anywhere in the world).
1.8    “Regulatory Agency” shall mean any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Services, including, without limitation, the FDA.
1.9    “Term” shall have the meaning assigned to such term in Section 5.1.
2.    Scope of Work.
2.1    Services; Project Addenda.
(a)    Subject to Section 3.6, in the event that the Parties hereto shall reach agreement with respect to a particular project (“Project”), a project addendum shall be executed for said Project in substantially the form attached hereto as Appendix A (“Project Addendum”) and such Project Addendum and this Agreement shall, collectively, independent from other Project Addenda, constitute the entire agreement for the specific Project. No Project Addendum shall be effective without first being executed by the Parties hereto. Each properly executed Project Addendum shall be deemed, upon its full execution, to be incorporated into this Agreement and the terms and conditions set forth in this Agreement shall govern Company’s provision of Services under the Project Addendum. Additional obligations, rights and remedies of the Parties may be specified in a Project Addendum. In the event of a conflict between the terms of this Agreement and a Project Addendum, the terms of this Agreement shall control, unless the Parties decide by mutual agreement to include terms in a Project Addendum that control over any conflicting term of this Agreement by specifically stating that such conflicting terms of the Project Addendum are controlling.
(b)    All services to be performed by Company hereunder (the “Services”) shall be described in the Services section of each Project Addendum attached to this Agreement. The Services will be provided by Company in accordance with the specifications set forth in the applicable Project Addendum. Company shall keep Scynexis reasonably informed on the progress and results of the Services and shall perform all Services in accordance with the terms and conditions of this Agreement, the applicable Project Addendum and all Applicable Laws. Company may not subcontract or otherwise delegate any of its obligations under this Agreement without Scynexis’ express prior written consent.
2.2    Facility Audits. During the term of this Agreement, Scynexis will have the right to perform independent quality assurance audits (no more than once per year, except for “for cause” or follow up audit) of the Company facility at which Services are performed (the “Facility”) and the associated records, procedures and capabilities. Audits shall take place during Company’s normal business hours and upon reasonable advance written notice to Company. Audits must be completed [*] and shall be limited to [*] during such time period. Upon the conclusion of each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

audit the Parties will meet onsite to discuss any observations and conclusions. Scynexis will have [*] from the conclusion of the audit to issue a formal audit report to Company. Company will have [*] from the receipt of the audit report to respond. The Parties will agree if any action is necessary as a result of the audit. All actual, direct, out of pocket costs incurred by each Party associated with the performance of the audit will be borne by the respective Party.
2.3    Records. Company shall create and maintain written records of all data, results and other information generated or recorded in the performance of the Services in a timely, accurate, complete and legible manner, which records shall be made available to Scynexis for inspection and copying upon reasonable advance notice and at Scynexis’ sole cost and expense. Originals of all batch and laboratory documentation will be retained by Company until the later of (i) 1 year post Product expiry or (ii) 5 years after the date of such documentation (the “Document Retention Date”). Company shall be entitled to destroy all such records and documentation after the Document Retention Date unless (i) Scynexis notifies Company no later than fifteen (15) days prior to the Document Retention Date that such records and documentation shall be returned to Scynexis or its designee or (ii) Scynexis and Company mutually agree upon the terms and conditions of long-term storage of such records and documentation at Scynexis’ sole cost and expense no later than fifteen (15) days prior to the Document Retention Date.
2.4    Regulatory. During the Term, Company shall promptly notify Scynexis in writing after (i) receipt of any communication from any Regulatory Agency related to the Services; or (ii) any inspection of the Facility or records by any Regulatory Agency related to the Services. Scynexis shall have the opportunity to provide, review, and comment on any responses that may be required. Company shall provide to Scynexis a copy of any report or other written communications received from or submitted to any Regulatory Agency relating to the Services within five (5) days after receipt thereof.
2.5    Change Orders. If either party wishes to change the scope or performance of the Services, it shall submit details of the requested change to the other in writing. Company shall, within a reasonable time after such request, provide a written estimate to Scynexis of: (a) the effective date of the change; (b) any necessary variations to the fees and other charges for the Services arising from the change and (c) any other material impact the change might have on the performance of this Agreement. Promptly after receipt of the written estimate, the parties shall negotiate in good faith on the terms of any such change which terms, if mutually agreed, shall be set forth in a written agreement or amendment (a “Change Order”). Neither party shall be bound by any Change Order unless mutually agreed upon in writing.
2.6    Scynexis Materials. If applicable, Scynexis shall provide Company with the materials specified in the Project Addendum for the Company to perform the Services. Title to such materials shall remain with Scynexis. Company shall use such materials solely to perform the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

Services under such Project Addendum and for no other purpose, and in compliance with Scynexis’ instructions and Applicable Laws. Company shall not sell, transfer, disclose or otherwise provide access to such materials to any person or entity without the prior written consent of Scynexis (except for in connection with providing the Services), and Company shall not intentionally reverse engineer or otherwise attempt to determine the structure, composition or individual components of such materials. Upon completion of the applicable Services or earlier upon Scynexis’ request, Company shall, according to Scynexis’ reasonable instructions, return all such materials to Scynexis or destroy such materials and certify such destruction in writing.
3.    Price and Terms of Payment; Minimum Purchase Obligation.
3.1    Pricing. Subject to Sections 3.4 and 3.5 below, prices for Services (the “Purchase Price”) shall be set forth in the relevant Project Addendum. Notwithstanding the foregoing, Scynexis shall reimburse Company for all sourcing and handling fees that Company has incurred or paid for all non-stock supplies, materials, services or equipment acquired from a third-party and required for the Services [*].
3.2    Payment Terms.  Subject to Sections 3.4 and 3.5 below, Company shall invoice Scynexis on a monthly basis as contemplated in the applicable Project Addendum, and subject thereto. Subject to Sections 3.4 and 3.5 below, Scynexis shall pay Company invoices within thirty (30) days of the date of receipt of the invoice unless Scynexis in good faith disputes such invoice, or a portion thereof, in which case Scynexis shall pay the undisputed portion of such invoice within thirty (30) days of the date of receipt of the invoice. All payments made hereunder shall be made in U.S. dollars by wire transfer to Company’s account as identified by Company in writing. For clarity, Scynexis shall have no obligation to pay for any Services, including Deliverables, that do not materially conform to the applicable specification or warranties set forth in this Agreement and/or the Project Addendum.
3.3    Late Payment. Any undisputed amount not paid when due shall bear a late payment charge, until paid, at the rate of [*] or, if less, the maximum amount permitted by law. Scynexis shall reimburse Company for all reasonable costs (including attorneys’ fees) incurred by Company in collecting late payments, including late payment charges, from Scynexis. Company may require alternative payment terms (e.g., advance payment or letter of credit) if Company determines, in its sole discretion, that Scynexis’ financial condition, accounts receivable balance or payment history warrants such a change in payment terms. Company may also, in its reasonable discretion, suspend Services in the event that Scynexis is in arrears with respect to any amounts due Company.
3.4    Minimum Purchase and Payment Obligation. Subject to adjustment set forth in Section 4.6 (if applicable), Scynexis shall purchase Services from Company during the Initial

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

Term for a minimum aggregate Purchase Price equal to $3,300,000 (the “Initial Term Commitment Amount”). Subject to the carry forward set forth in Section 3.5 below, Scynexis shall purchase at least $[*] of Services for each of the [*] calendar quarters during the first [*] month period following the Effective Date (each such quarterly amount, a “Minimum Quarter Commitment Amount” and each relevant three-month period commencing on the Effective Date, a “Commitment Quarter”). Subject to the carry forward set forth in Section 3.5 below, to the extent that Scynexis purchases Services, and Company performs such Services, during any given Commitment Quarter in an amount greater than the Minimum Quarter Commitment Amount (such excess purchase amount, an “Excess Purchase Amount”), (i) Scynexis shall pay the Excess Purchase Amount (less any Unapplied Payment Amount which is eligible to be applied during that Commitment Quarter) to Company reasonably promptly upon Company’s delivery to Scynexis of an invoice therefore by wire transfer of immediately available funds to an account designated in writing by the Company and (ii) the Minimum Quarter Commitment Amount and Quarterly Payment for future Commitment Quarters shall be reduced by [*]. By way of illustration, if Scynexis were to purchase $[*] of Services in the 1st Commitment Quarter, then [*] will be applied to reduce future Minimum Quarter Commitment Amounts and Quarterly Payments, [*], the Minimum Quarter Commitment Amount and Quarterly Payment for which shall be reduced by $[*]; if then Scynexis were to purchase $[*] of Services in the 2nd Commitment Quarter, then [*] will be applied to reduce future Minimum Quarter Commitment Amounts and Quarterly Payments, first reducing the remaining Minimum Quarter Commitment Amount and Quarterly Payment [*], then reducing Minimum Quarter Commitment Amount and Quarterly Payment [*].
3.5    Payment Schedule; Carry Forward.
(a)    Subject to the carry forward set forth below, on the first business day of each Commitment Quarter during the Initial Term until the aggregate amount paid by Scynexis under this Agreement reaches $3,300,000, Scynexis shall pay to the Company, by wire transfer of immediately available funds to an account designated in writing by the Company, an amount equal to the Minimum Quarter Commitment Amount (each, a “Quarterly Payment” and collectively, the “Service Payments”) in advance for such Commitment Quarter.
(b)    To the extent that the aggregate Purchase Price of Services delivered by Company pursuant to this Agreement during any Commitment Quarter is less than the applicable Minimum Quarter Commitment Amount (such deficiency, an “Unapplied Payment Amount”), such Unapplied Payment Amount shall carry forward and shall be applied to Services performed during [*] following Commitment Quarters after the Commitment Quarter in which such Unapplied Payment Amount was generated (the “Carry Forward Limit”) until such Unapplied Payment Amount is fully applied; provided that any Unapplied Payment Amounts that remain after the Carry Forward Limit shall be [*]. For clarity, any Unapplied Payment Amount shall be applied first to the Services in respect of the immediately following Commitment Quarter (before the new Quarterly Payment is applied), such that any balance with respect to such new Quarterly Payment shall be a new Unapplied Payment Amount and can be applied to [*] following Commitment Quarters.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

(c)     For clarity, Scynexis shall have no obligation to pay and purchase any Services in excess of $3,300,000 during the Initial Term except to the extent such Services are mutually agreed between Company and Scynexis pursuant to a Project Addendum.
3.6    Company’s Obligation to Provide Services. In consideration of the minimum purchase obligation set forth above, Company shall accept all Project Addenda (including Change Orders) proposed by Scynexis that (a) in the aggregate, do not exceed the Initial Term Commitment Amount; (b) are based on the price schedule set forth in Appendix A; (c) contemplate Services generally provided by Company in the ordinary course of business and (d) contemplate Services that are within Company’s internal safety guidelines and operational capabilities. If Company does not accept any such Project Addendum, then both the Initial Term Commitment Amount and the applicable Minimum Quarter Commitment Amount for the Commitment Quarter for which such Project Addendum is proposed shall be reduced by the amount of payment set forth in such Project Addendum, and Company shall promptly refund such amount to Scynexis if Scynexis has already paid the full amount of such Minimum Quarter Commitment Amount for such Commitment Quarter.
4.    Term and Termination.
4.1    Agreement. Unless sooner terminated in accordance with Section 4.3 hereof or upon the mutual written agreement of the Parties, the term of this Agreement shall commence on the Effective Date and continue in effect for a period of eighteen (18) months (the “Initial Term”); provided that all Project Addenda still in effect shall continue in effect only until the completion of the Services under such outstanding Project Addendum, subject to Section 4.3.
4.2    Project Addendum. The term of each Project Addendum shall commence on the effective date set forth in the Project Addendum and continue until the earlier of (1) the completion of the Services under such Project Addendum, and (2) the date upon which such Project Addendum is terminated in accordance with Section 4.3 hereof.
4.3    Termination.
(a)    Termination Upon Default.
(i)    If either Party (the “Defaulting Party”) shall materially breach its obligations under this Agreement or any Project Addendum, then the other Party (the “Non-defaulting Party”) may give notice to the Defaulting Party in writing of any such material breach. The Defaulting Party shall have [*] days from the date of receipt of such notice within which to cure such breach. If such material breach has not been cured by the expiration of such [*] day period, then the Non-defaulting Party may terminate this Agreement or the applicable Project Addendum immediately upon written notice to the Defaulting Party; provided that if the breach relates only to a particular Project Addendum, then the Non-defaulting Party may only terminate the applicable Project Addendum, not the Agreement as a whole, unless the Non-defaulting Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

has already terminated at least [*] Project Addendums previously because of an uncured material breach by the Defaulting Party, in which case the Non-defaulting Party shall have the right to terminate this Agreement as a whole (including all other Project Addendums). Such written notice shall state the effective date of termination, which may be immediate; provided that, if the Non-defaulting Party does not terminate this Agreement or such Project Addendum within [*] days following the failure of the Defaulting Party to cure such breach, the Non-defaulting Party shall be deemed to have waived the right to terminate this Agreement or such Project Addendum on account of such breach for purposes of this Section 4.3(a). For clarity, such waiver shall not affect any other remedies available to Non-defaulting Party for such breach, including without limitation the right to seek damages.
(ii)    If Scynexis terminates a particular Project Addendum under Section 4.3(a)(i), [*].
(iii)    If Company terminates a particular Project Addendum under Section 4.3(a)(i), the applicable Minimum Quarter Commitment Amount shall be remain unchanged, and Scynexis may propose additional Project Addendum(s) to replace the terminated Project Addendum, and Company shall accept such Project Addendum to the extent required by Section 3.6. For such terminated Project Addendum, Scynexis shall compensate Company for the portion of the Services performed with respect to any terminated Project Addendum, including any non-cancellable third party commitments, and the amount of such payment to the Company shall be credited against the applicable Minimum Quarter Commitment Amount in accordance with Section 4.5. For clarity, Scynexis shall not be obligated to pay for Services that has not been performed for such terminated Project Addendum.
(iv)    Termination of this Agreement or any Project Addendum shall not affect any right or remedy available to the Non-defaulting Party for the Defaulting Party’s breach.
(b)    Insolvency. Either Party hereto may terminate this Agreement immediately upon the occurrence of an “Insolvency Event” with respect to the other Party. For purposes of this Agreement, “Insolvency Event” shall mean (1) a Party or any of its subsidiaries shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; (2) an involuntary case or other proceeding shall be commenced against a Party or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or (3) an order for relief shall be entered against a Party or any of its subsidiaries under the federal bankruptcy laws now or hereafter in effect.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

(c)    At Will. Scynexis shall have the right to terminate any Project Addendum (but not the Agreement as a whole) at any time for its convenience upon [*] advance written notice to Company. Except as specified herein, termination of any Project Addendum under this Section 4.3(c) shall not affect the Minimum Quarter Commitment Amount and Scynexis may propose additional Project Addendum(s) to replace the terminated Project Addendum, and Company shall accept such Project Addendum to the extent required by Section 3.6; provided that, notwithstanding such termination right, Scynexis shall compensate Company for the portion of the Services performed with respect to any terminated Project Addendum, including any non-cancellable third party commitments, and the amount of such payment to the Company shall be credited against the applicable Minimum Quarter Commitment Amount in accordance with Section 4.5.
4.4    Effect of Termination. Upon the termination or expiration of this Agreement for any reason, Company shall transfer to Scynexis all work in process and records containing Scynexis Confidential Information as soon as practicable after notice of termination; provided, however, Company may retain an archival copy of all documentation and records, provided that such archival copy remains subject to the confidentiality obligations set forth in Section 7 hereof. Termination or expiration of this Agreement shall not affect any rights or obligations of either Party that have accrued prior to such termination or expiration. Sections 1, 2.3, 2.4, 2.6, 4.4, 4.5, 5, 6, 7, 8, 9 and 10 shall survive any expiration or termination of this Agreement. For clarity, the Minimum Quarter Commitment Amount shall no longer apply after the termination of this Agreement as a whole.
4.5    Payment Obligations Upon Early Termination. Upon early termination of this Agreement or any Project Addendum, Scynexis shall promptly compensate Company for all undisputed amounts relating to Services performed, as well as for non-cancellable third party commitments, if any, hereunder or under the applicable Project Addendum prior to the effective date of termination and for which Company has not yet been compensated, and to the extent the Service Payments already paid by Scynexis are in excess of the aggregate amount due to Company for Services performed, Company shall promptly refund such excess amount to Scynexis.
4.6    Supply Agreement. Following the Effective Date, Company and Scynexis shall negotiate in good faith to enter into a commercial supply agreement (the “Supply Agreement”), pursuant to which Company shall provide clinical and registrational requirements and other services to Scynexis following the expiration of the Initial Term at services levels mutually agreed upon between Company and Scynexis. If the Parties agree in writing on the terms of such a Supply Agreement on or before the date that is [*] days following the Effective Date (which may be extended by mutual agreement of the Parties), then Scynexis shall receive a credit of $[*] against the Quarterly Payment for the next one (1) Commitment Quarter. For avoidance of doubt, if the foregoing applies and the Minimum Quarter Commitment Amount for such Commitment Quarter is $[*], then Scynexis shall pay $[*] under Section 3.5(a) but shall be deemed to have paid the full Minimum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

Quarter Commitment Amount of $[*] for such Commitment Quarter. Scynexis shall not be obligated to pay Excess Purchase Amount under Section 3.4 until the Services performed by the Company exceed $[*] for such Commitment Quarter.
5.    Warranties.
5.1    General Warranties and Representations. Each Party warrants and represents that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) it has the power and authority and legal right to enter into this Agreement and to perform the obligations hereunder, including under each Project Addendum, and that it has taken all necessary corporate action to authorize execution of this Agreement; (iii) all necessary consents, approvals and authorizations of governmental authorities and other persons required to be obtained related to the performance of this Agreement have been obtained; (iv) the execution and delivery of this Agreement will not conflict with or violate any requirement of any applicable laws or regulations, and do not conflict with or constitute a default under any contractual obligation enforceable against it.
5.2    Company Warranties and Covenants. Company shall perform the Services in accordance with the written specifications and instructions set forth in or referenced in the applicable Project Addendum(s), and all Applicable Laws, including Current Good Manufacturing Practices. Any product and Deliverables sold and delivered to Scynexis hereunder shall (i) be free from defects and conform to applicable specifications in all respects, (ii) shall not be adulterated or misbranded, (iii) shall be manufactured, packaged, labelled, stored and loaded for shipment in accordance in all respects with its specifications, cGMP and all Applicable Laws, including, without limitation, those relating to environmental law and safety. Company has obtained, and shall maintain during the Term, all licenses, permits and approvals required to provide the Services to be provided hereunder and to otherwise perform its obligations hereunder. Notwithstanding the foregoing, Company shall not be responsible for a breach of any representation or warranty contained herein, or any other provision of this Agreement, and any such breach shall not be deemed a breach of this Agreement, to the extent such breach is directly attributable to a breach of, or due to Company’s reasonable reliance upon, the representations and warranties of Scynexis in the Purchase Agreement.
5.3    Company represents and warrants that it will not knowingly or intentionally, in the course of performing the Services, infringe or misappropriate any intellectual property rights of any third party other than any such infringement or misappropriation resulting from Company’s use of materials provided to Company by Scynexis.
5.4    Company represents and warrants that it will not employ, contract with, or retain any person directly or indirectly to perform the Services under this Agreement or any Project Addendum if such person is presently debarred by the FDA or, to the Company’s knowledge, under

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

investigation by the FDA for debarment pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. § 301, et seq.). In addition, Company represents and warrants that it has not engaged in any conduct or activity that would reasonably be expected to lead to any such debarment actions. If during the Term, Company or any person employed or retained by it to perform the Services (i) to Company’s knowledge, comes under investigation by the FDA for a debarment action, (ii) is debarred, or (iii) to Company’s knowledge, engages in any conduct or activity that would reasonably be expected to lead to debarment, Company shall immediately notify Scynexis of same.
6.    Confidentiality.
6.1    Confidentiality. Each of the Parties recognizes that in connection with the transactions contemplated by this Agreement certain Confidential Information of each Party has been and shall hereafter be disclosed to the other, and that the unauthorized use or disclosure of the Confidential Information by such other Party or third parties would cause the disclosing Party substantial losses and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Receiving Party covenants and agrees with the Disclosing Party not to at any time during the term of this Agreement and for [*] thereafter, directly or indirectly, use or disclose or publish, or permit other persons (including affiliates of such other Party), to directly or indirectly use, disclose or publish any Confidential Information of the Disclosing Party, except for the purpose of performing its obligations or exercising its rights under this Agreement. Notwithstanding the foregoing, each Receiving Party may disclose certain Confidential Information of the Disclosing Party to the extent: (a) the Receiving Party is advised in writing by counsel that disclosure is required by law or the order of any governmental entity of competent jurisdiction under color of law, or (b) the Receiving Party reasonably believes (based on written advice of counsel) that such disclosure is required in connection with the defense of a lawsuit; provided, that prior to disclosing any information pursuant to clause (a) or (b) above, the Receiving Party shall give prior written notice thereof to the Disclosing Party and provide the Disclosing Party with the reasonable opportunity to contest or limit such disclosure and shall cooperate with efforts to prevent such disclosure. It is acknowledged that the provisions of this Section 7.1 shall not be interpreted to restrict Company from using Confidential Information of the Business that Company acquired from Scynexis under the Purchase Agreement.
6.2    Public Announcements. During the Term of this Agreement, no Party hereto shall issue or release, directly or indirectly, any press release, marketing material or other communication to or for the media or the public that pertains to this Agreement or the transactions contemplated hereby (collectively, a “Press Release”) unless the content of such Press Release has been approved by the other Party hereto, such approval not to be unreasonably withheld or delayed;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

provided, however, that nothing contained in this Agreement shall prevent or preclude any Party from making such disclosures as may be required by Applicable Law.
6.3    Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of this Section 6 may cause immediate and irreparable harm to the other Party that may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach, and in addition to any remedies available at law, the other Party shall have the right to seek equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.
7.    Intellectual Property.
7.1    For purposes hereof, “Scynexis Background IP” means all Intellectual Property owned by Scynexis as of the date hereof (after giving effect to the consummation of the transactions contemplated by the Purchase Agreement) or developed by or on behalf of Scynexis other than in connection with the Services provided hereunder.  “Company Background IP” means all Intellectual Property owned by Company as of the date hereof (after giving effect to the consummation of the transactions contemplated by the Purchase Agreement) or developed by or on behalf of Company other than in connection with the Services provided hereunder. All Scynexis Background IP shall be owned solely by Scynexis and no right is granted to Company under this Agreement in relation to the Scynexis Background IP except as required for use in performing the Services, and any such rights granted to Company under this Agreement shall terminate immediately on the termination of the Services under Section 4.3. All Company Background IP shall be owned solely by Company and no right is granted to Scynexis under this Agreement in relation to the Company Background IP. Notwithstanding the foregoing, all improvements by Company relating to the Company Background IP shall be owned solely by Company, regardless of whether such improvements are created in connection with providing the Services.
7.2    Except to the extent set forth above, Scynexis shall own all data, results, information and other Intellectual Property developed by or on behalf of Company (whether solely or jointly with Scynexis) during or as a result of the Services provided hereunder (collectively, the “Service IP”). Company shall notify Scynexis in writing of any and all Services IP promptly after its conception, development or reduction to practice. Company hereby assigns and transfers to Scynexis all of its right, title and interest in and to the Service IP and agrees to take, and to cause its employees, agents, and consultants to take, all further acts reasonably required to evidence such assignment and transfer to Scynexis, at Scynexis’ reasonable expense. Company hereby appoints Scynexis as its attorney-in-fact to sign such documents as Scynexis deems necessary for Scynexis to obtain ownership and to apply for, secure, and maintain patent or other proprietary protection of the Service IP if Scynexis is unable, after reasonable inquiry, to obtain Company’s (or its employee’s or agent’s) signature on such a document. Scynexis shall have the sole right and discretion, at its

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

expense, to prepare, file, prosecute and maintain any patent applications and patents claiming the Service IP.
8.    Indemnification and Insurance
8.1    Obligation to Indemnify.
(a)    Indemnification by Company. Company shall indemnify, defend and hold Scynexis and its shareholders, officers, directors, affiliates, agents and employees harmless from and against any and all third party claims, demands, costs, expenses, losses, liabilities and/or damages (including, but not limited to, reasonable attorneys’ fees and court costs) of every kind and nature caused by, arising out of or resulting from (i) any third party claim that Company’s performance of the Services infringes the Intellectual Property rights of a third party (the “Infringing Activity”) [*]; and (ii) Company’s gross negligence or intentional misconduct relating to or breach of this Agreement (including, without limitation, under a Project Addendum). Notwithstanding anything herein to the contrary, Company shall not be obligated to provide any Services to the extent Company believes the performance of such Services constitute an Infringing Activity (“Infringing Services”) and, in such case, unless Company is otherwise able to perform such Services in such a manner as to not constitute Infringing Services without incurring material additional costs or expenses, such Services shall not be performed by Company and Scynexis shall not receive credit toward the applicable Minimum Quarter Commitment Amount or the Initial Term Commitment Amount for the Purchase Price of such Services.
(b)    Indemnification by Scynexis. Scynexis shall indemnify, defend and hold Company and its shareholders, officers, directors, affiliates, agents and employees harmless from and against any and all third party claims, demands, costs, expenses, losses, liabilities and/or damages (including, but not limited to, reasonable attorneys’ fees and court costs) of every kind and nature caused by, arising out of or resulting from (i) Scynexis’ gross negligence or intentional misconduct relating to or breach of this Agreement (including, without limitation, under a Project Addendum), (ii) the use of any Deliverables by Scynexis or any licensee, sublicensee, assignee or Affiliate of Scynexis, or any drug, therapy, treatment or product deriving from the Services, in each case provided by Company to Scynexis under this Agreement, and (iii) any claim for infringement of the Intellectual Property rights of a third party due to or based on Company’s use of materials provided by Scynexis under the terms of this Agreement or attributable to or based on Company’s use of instructions or specifications provided by Scynexis under the terms of this Agreement.
8.2    Process for Indemnification.
(a)    Defense. Scynexis or Company (the “Indemnified Party”) shall provide notice of any actual or threatened claims promptly to the other Party (the “Indemnifying Party”) to enable the Indemnifying Party to arrange for and assume control of defense of such claims. The Indemnifying Party shall be entitled, at its option and its own expense, to assume and control the defense or settlement of any claims unless (i) counsel for the Indemnified Party determines that there exists a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of any such defense or settlement, or (ii) the Indemnified Party determines, in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

its reasonable discretion, that the Indemnifying Party has failed to conduct the defense or settlement of such claims actively and diligently.
(b)    Cooperation. The Indemnified Party shall assist the Indemnifying Party, at the Indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of any such claim. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the claims without the prior written consent of the Indemnifying Party, which consent may not be unreasonably withheld. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the claims where such settlement involves an admission of guilt, negligence or wrongdoing by the Indemnified Party without the prior written consent of the Indemnified Party, which consent may not be unreasonably withheld.
8.3    Limitations.
(a)    Except for any losses relating to a breach of Section 6 or Section 7 or indemnification obligations under Section 8 of this Agreement, Company’s maximum aggregate liability under this Agreement [*].
(b)    EXCEPT FOR BREACH OF SECTION 6 (CONFIDENTIALITY) OR SECTION 7 (INTELLECTUAL PROPERTY) OR INDEMNIFICATION OBLIGATIONS UNDER SECTION 8 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ANY AFFILIATE OF SUCH OTHER PARTY OR ANY OTHER PERSON (A) FOR LOST REVENUES, LOST PROFITS, LOST DATA, LOST BUSINESS OR LOSS OF BUSINESS INVESTMENTS, OPPORTUNITIES OR GOODWILL, OR (B) FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES OF ANY KIND, RESULTING FROM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION THEREOF, REGARDLESS OF THE BASIS FOR OR THEORY OF THE CLAIM OR ACTION (WHETHER BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, COMMON LAW, STATUTE OR OTHERWISE), AND WHETHER OR NOT SUCH LOSSES OR DAMAGES ARE FORESEEABLE, EVEN IF A PARTY HAS BEEN ADVISED OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.
8.4    Insurance. Each Party will obtain and maintain at all times as of and after the date of this Agreement, at its own expense, product liability and general liability insurance coverage, from such insurers, and with liability coverage in such amounts and containing such other terms and provisions as are normal and customary in the industry. Each Party will name the other Party as an additional insured under all such insurance coverages. General Liability will not be less than [*] per occurrence and [*] in the aggregate. Products Liability will not be less than [*] per occurrence and [*] in the aggregate. Each Party will have the right, from time to time, to request, and the other Party shall comply with such request, to provide reasonable evidence of coverage contemplated by this Section 8.4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

9.    Shipment and Storage Terms; Import/Export.
9.1    Shipping Terms. Any products and deliverables set forth on a Project Addendum (the “Deliverables”) [*]. In the absence of specific instructions, Company will select the carrier and ship prepaid (with Scynexis charged for the shipping cost), but shall not be deemed thereby to assume any liability in connection with the shipment nor shall the carrier be construed to be the agent of Company. Scynexis must provide its own insurance. Title and risk of loss or damage to all products sold hereunder shall pass from Company to Scynexis when Company delivers such products to the carrier; provided that (i) subject to Section 9.2, Scynexis shall not refuse or delay delivery of any products to the carrier after Scynexis has made such products available for delivery and (ii) Company reserves a purchase money security interest in the products and Deliverables to the extent the Purchase Price has not been fully paid. Except as set forth in Section 9.2 below, any claims for loss, damage or misdelivery thereafter shall be filed with the carrier.
9.2    Inspection; Acceptance and Rejection. Scynexis shall inspect all Deliverables upon receipt thereof and shall have the right to reject any Deliverables that deviate from the applicable specification or otherwise does not conform to the warranties set forth in Section 5.2 by providing written notice to Company. All Deliverables shall be deemed finally inspected and accepted within [*] after delivery unless notice of rejection is given in writing to Company within such period; provided however that, Scynexis shall have the right to revoke its acceptance and reject the Deliverables after such time period if it later discovers non-obvious defects not reasonably susceptible to discovery upon receipt and provides notices to Company within [*] after the discover thereof. For any rejected Deliverables, Company shall promptly, at Scynexis’ option, either (a) re-perform the relevant Services and provide conforming Deliverables to Scynexis, at Company’s cost and expense; or (b) refund amount paid by Scynexis for the performance of relevant Services (which amount shall be deducted from the Minimum Quarter Commitment Amount).
9.3    Storage. In the event any storage of products or Deliverables at the Facility for the benefit of Scynexis exceeds thirty (30) days, the Parties hereby agree to enter into in good faith a storage agreement on commercially reasonable terms.
9.4    Import/Export. Unless otherwise agreed, Scynexis shall be the importer of record for any products or Deliverables imported into the United States and the exporter of record for any products or Deliverables exported from the United States. Scynexis shall comply with all applicable U.S. and foreign export and import control statutes and regulations. Company will cooperate with Scynexis in obtaining any export licenses for the products and Deliverables. Each Party shall provide the other Party all information under its respective control which is necessary or useful, with respect to shipping or ordering of products and Deliverables to obtain any export or import licenses required to ship or receive products or Deliverables, including but not limited to, certificates of origin, (NAFTA, etc.), manufacturer's affidavits, and U.S. Federal Communications

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

Commissions identifier, if applicable. Each Party shall make commercially reasonable efforts to provide such information within ten (10) business days of receipt of the other Party's written request. To the extent there are any delays in the shipment of Deliverables as a result of import or export laws and regulations of the United States or other applicable import and export laws, including delays relating to compliance with such laws and regulations, such delays shall not be attributable to Company for purposes of complying with the terms and conditions of this Agreement or any Project Addendum.
10.    General Provisions.
10.1    Assignment. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either Party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that (a) either Party may assign its rights and obligations under this Agreement to an Affiliate; and (b) either Party may assign its rights and obligations under this Agreement to any third party that acquires all or substantially all of the stock or assets of the assigning Party to which this Agreement relates, whether by asset sale, stock sale, merger or otherwise, and, in any such event such assignee shall assume the transferring Party’s obligations hereunder. Notwithstanding any such assignment, in the case of an assignment to an Affiliate, the transferring Party shall remain liable under this Agreement (in addition to the transferee) unless such liability is specifically waived in writing by the other Party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective successors and permitted assigns. Also, however, notwithstanding any such assignment in the case of an assignment to a Third Party, the transferee Party shall be responsible for the performance of all of the transferring Party’s remaining payment and performance obligations under this Agreement.
10.2    Notice. Section 10.1 of the Purchase Agreement is hereby incorporated herein by reference and made a part of this Agreement (references to Buyer shall be deemed references to Company and references to Seller shall be deemed to be references to Scynexis).
10.3    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither Party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Parties to be bound thereby, except that this Agreement shall not supersede any separate confidentiality or non-disclosure agreement that may have been, or that may be, entered into by the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

10.4    Amendment and Modification. This Agreement (including any Project Addendum) may be amended, modified and supplemented only by written agreement duly executed and delivered by each of the Parties hereto.
10.5    Waiver. Except as provided herein, the failure of any Party to exercise any right or to demand the performance by the other Party of duties required hereunder shall not constitute a waiver of any rights or obligations of the Parties under this Agreement. A waiver by any Party of a breach of any of the terms of this Agreement by any other Party shall not be deemed a waiver of any subsequent breach of the terms of this Agreement.
10.6    Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict of law provisions to the contrary. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Any action which in any way involves the rights, duties and obligations of either Party hereto under this Agreement shall be brought in the federal courts sitting in the State of Delaware and the Parties to this Agreement hereby submit to the personal jurisdiction of any such court. The Parties waive any and all rights to have any dispute, claim or controversy arising out of or relating to this Agreement tried before a jury.
10.7    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had not been contained herein.
10.8    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. As used in this Agreement, the singular shall include the plural and vice versa, and the terms “include” and “including” shall be deemed to be immediately followed by the phrase “but not limited to.” The terms “herein” and “hereunder” and similar terms shall be interpreted to refer to this entire Agreement, including any schedules attached hereto.
10.9    Parties/Relationship. Neither Party shall hold itself out to third parties as possessing any power or authority to enter into any contract or commitment on behalf of any other Party. This Agreement is not intended to, and shall not create any agency, partnership or joint venture relationship between or among the Parties. Each Party is an independent contractor with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

respect to the others. No Party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of any other Party hereto, or to bind any other Party hereto in any manner or with respect to anything, whatsoever.
10.10    Captions. The captions and headings in this Agreement are inserted for convenience and reference only and in no way define or limit the scope or content of this Agreement and shall not affect the interpretation of its provisions.
10.11    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
10.12    Costs, Expenses in the Event of Breach. Subject to Section 8.3 of this Agreement, in the event that either Party hereto breaches this Agreement, the non-breaching Party shall be entitled to reimbursement of all costs and expenses associated with enforcing such non-breaching Parties rights and remedies under this Agreement, including but not limited to reasonable attorneys’ fees and court costs.
[Signature Page Follows.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

ACCURATUS LAB SERVICES, INC. By: /s/ Patrick Walsh Name: Patrick Walsh Title: President and Chief Executive Officer Date:	SCYNEXIS, INC. By: /s/ Marco Taglietti Name: Marco Taglietti, M.D. Title: Chief Executive Officer Date: , 2015

[Signature Page to Commitment to Services Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

APPENDIX A

PROJECT ADDENDUM

PROJECT: [project name here]
Scynexis Reference Number:
Scynexis Contact:
This Project Addendum dated _____________ describes Services to be performed by Accuratus Lab Services, Inc. (“Company”) for Scynexis, Inc. (“Scynexis”) and is issued pursuant to the Commitment to Services Agreement dated July 17, 2015 (“Agreement”).
This Project Addendum is divided into the following six sections:
A.    Services – Description of the services to be performed
B.    Schedule – Services start date, projected end date and checkpoint dates (if any)
C.    Dependencies – Scynexis obligations, technology requirements
D.    Deliverables – Identifiable work product resulting from the Services
E.    Fee – Fixed price or time & materials rates and payment schedules

F.	Special Terms – Terms applicable to this specific effort not addressed by the Agreement

A.    Services
The following tasks shall be performed by Company:
B.    Schedule
This effort begins on ________, 20__ for a total duration of    days.
C.    Dependencies
The following is a list of Scynexis responsibilities and other requirements necessary to complete this effort. Company has used this information in establishing the Schedule and Fee. In the event an item identified below does not occur in the manner or time frame shown, such circumstances shall constitute a change that may require an adjustment to the Schedule and/or Fee.
D.    Deliverables
At the completion of this effort, Company delivers a document containing the following:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

E.    Fee
For each Project Addendum Company will initially invoice Scynexis an initiation fee based on a percentage of the total Project costs, with payment due upon Project authorization and execution of the Project Addendum. [*] in accordance with the payment schedule of each Project Addendum. Reconciliation of the initial payment will be made prior to the final invoice, at the conclusion or termination of the Project. Project budgets do not include raw materials, consumables, shipping charges, specialty items such as columns, and testing conducted by third party vendors (“Pass-Throughs”), which will be billed monthly to Scynexis at Company’s cost [*].
OR
Company will submit invoices based on actual time worked and for GMP suite utilization at the rates shown below in accordance with the terms of the Agreement:

Role	Initial Rate*	Unit
Full Time Equivalent (FTE)	$[*]	1 hour
Regulatory Support	$[*]	1 hour
[*]	$[*]	1 month

Pass-Thoughs	[*]

* Company may increase Fees from time to time during the Term of this Agreement [*] performed after January 1st for each year during the Term of this Agreement.
F.    Special Terms

Accuratus Lab Services, Inc. By: Name: Title: Date:	Scynexis, Inc. By: Name: Title: Date:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

PROJECT ADDENDUM #1
[*]

[Remainder of Page Intentionally Left Blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

SCYNEXIS:                        ACCURATUS LAB SERVICES, INC.

By:     /s/ Marco Taglietti                By:    /s/ Patrick Walsh

Name:      Dr. Marco Taglietti                Name:      Patrick Walsh

Title    Chief Executive Officer                Title:     President and Chief Executive Officer

Date:                             Date:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.